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                                                       Exhibit 4(m)

                     REGENT COMMUNICATIONS, INC.
                FAIRCOM CONVERSION STOCK OPTION PLAN

         1. PURPOSE OF THE PLAN. This Regent Communications, Inc.
Faircom Conversion Stock Option Plan (hereinafter referred to as the
"Plan") is intended to encourage ownership of stock of Regent
Communications, Inc. (hereinafter referred to as the "Corporation") by persons who formerly were directors and employees of Faircom Inc. ("Faircom") and who, on the date of merger between Faircom and the Corporation (the "Merger Date"), were holders of outstanding and unexercised options under the Faircom Inc. Stock Option Plan (the
"Faircom Plan"). This Plan provides for the substitution of options to purchase shares of the Corporation for options to purchase shares of Faircom in a transaction to which Section 424 of the Internal
Revenue Code of 1986, as amended (hereinafter referred to as the "Code") applies. In so doing, this Plan is intended to recognize the previous contributions of the employees and directors of Faircom to the success of Faircom's business and to provide additional incentive for such individuals who become employees or directors of the Corporation or its subsidiaries to promote the success of the Corporation's business. As used in the Plan the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" defined in Section 424(f) of the Code. Stock options may be granted under the Plan which qualify as "Incentive Stock Options" under
Section 422 of the Code. Such options are sometimes referred to as an "ISO" or collectively as "ISOs."

         2. SCOPE OF THE PLAN. The aggregate number of the Corporation's Series C Convertible Preferred Stock, par value $.01 per share (hereinafter referred to as "Series C Preferred Stock"), available and reserved for issue under the Plan shall be equal to the same number of shares of Series C Preferred Stock as the holders of all outstanding options under the Faircom Plan would be entitled


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to receive in the merger if their options had been exercised in full prior to the merger, subject, however, to the provisions of Section 12 hereof. Series C Preferred Stock shall not be issued in respect of an option granted under the Plan unless the exercise of such option and the issuance and delivery of shares of Series C Preferred Stock pursuant thereto shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Series C Preferred Stock may then be listed, and shall be further subject to the approval of the Corporation's counsel with respect to such compliance.
         3. ELIGIBILITY AND GRANT. Options shall be granted to all persons who have previously been granted options under the Faircom Plan that remain outstanding and unexercised on the Merger Date.
Such persons shall be referred to as herein as "Eligible Participants." The terms "employee" and "employment" when used in this Plan shall be considered to also include directors and consultants when referring to non-ISOs and salaried directors when referring to ISOs. Upon issue of such substituted options, all options held under the Faircom Plan shall immediately terminate. The number of shares granted under such substituted option shall be determined so as to replace 100% of the option held by the Eligible Participant under the Plan in a transaction which complies with
Section 424(a)(1) of the Code and the regulations thereunder.
         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or by a committee appointed by the Board of Directors of the Corporation (the "Committee"). Committee members shall serve for such term as the Board of Directors may in each case determine, and shall be subject to removal at any time by the Board of Directors. As used herein, except as the Committee's powers are specifically limited in Sections 4 and 12 thereof, reference to the Board of Directors shall mean such Board or the Committee, whichever is then acting with respect to the Plan.

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Subject to the provisions of the Plan, the Board of Directors shall have the authority in its discretion (i) to determine, upon review of relevant information, the fair market value of the Series C Preferred Stock; (ii) to determine the exercise price per share of stock options granted; (iii) to determine the Eligible Participants to whom, and time or times at which, awards are to be granted and the number of shares to be represented by each stock option; (iv) to construe and interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each award (which need not be identical) and (vii) to make all other determinations necessary to or advisable for the administration of the Plan.

         5. OPTION PRICE. The purchase price to be paid for each share of Series C Preferred Stock transferred pursuant to the exercise of any option granted under the Plan shall be equal to $5.00 multiplied by the percentage determined by dividing the option price for one share of Faircom Common Stock held by the Eligible Participant by the Fair Market Value of one share of Faircom Common Stock on the Merger Date. For purposes of this Plan, the
Fair Market Value of each share of Common Stock of Faircom on the Merger Date shall be equal to the Consideration Per Share Before Appraisal Rights as determined in accordance with the terms of the Agreement of Merger dated as of December 5, 1997 among Faircom, Regent Merger Corp., Regent Communications, Inc., Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund L.P. Inc. (the "Merger Agreement"). Such price shall not thereafter be subject to reduction except as provided in Section 12 hereof. The Option Price shall be determined so as not to constitute a modification, within the meaning of Section 424 of the Code. In order to qualify as an ISO, the purchase price determined under the Faircom Plan to be paid for Common Stock issued pursuant to the Faircom Plan must not be less than the fair market value of such Common Stock on the date the option was granted and an ISO granted to an individual under the Faircom Plan who, at the time of grant, owned stock


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possessing more than ten percent of the total combined voting power of all classes of stock of Faircom or its subsidiaries, as described in Section 424(f) of the Code, must be not less than 110% of the fair market value of the Faircom Common Stock. For purposes of the Plan, the fair market value of stock on any date shall be as reasonably determined by the Board of Directors. The proceeds of Series C Preferred Stock subject to option are to be added to the general funds of the Corporation and used for such corporate purposes as the Board of Directors may determine.
     6. TERM OF OPTIONS. The term for each option granted under the Plan shall be that same term determined by the Board of Directors of Faircom and specified in the Eligible Participant's Faircom Option, subject to earlier termination as provided herein, provided, however, that the term of each ISO granted under the Plan shall be not more than ten years from the date of the granting thereof under the Faircom Plan and the term of each option granted to an individual who, at the time of grant under the Faircom Plan, owned stock possessing more than ten percent of the total combined voting power of all classes of stock of Faircom or its subsidiaries, as described in Section 424(f) of the Code, shall be not more than five years as provided by Section 422(c)(5) of the Code.
     7. NON-TRANSFERABILITY OF OPTIONS. An option granted under the Plan shall by its terms not be transferable otherwise than by will or by the laws of descent and distribution and an option may be exercised, during the lifetime of the holder of the option, only by such holder. More particularly, but without limiting the generality of the foregoing, an option may not be assigned, transferred (except as provided in the next preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process


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upon an option will be null and void and without effect, and the
Board of Directors may, in its discretion, upon the happening of any such event, terminate an option forthwith.
     8. ANNUAL LIMITATION ON ISOS GRANTED. The amount of the aggregate fair market value of stock, determined at the time of the grant of the option under the Faircom Plan, for which any employee may be granted ISOs under this Plan in any calendar year shall not exceed $100,000.
     9. EXERCISE OF OPTIONS. Options under the Plan may not be exercised unless the optionee has remained in the employment of Faircom, the Corporation or a subsidiary for a period of at least one year from the date of the grant under the Faircom Plan, provided, however, that the Board of Directors of Faircom may have provided a shorter period of employment to any Eligible Participant in its discretion. Moreover, subject to Section 11 hereof, an option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Corporation or a subsidiary.
     The purchase price of any shares as to which an option shall be exercised shall be paid in full at the time of exercise; provided, however, that the purchase price for non-ISO shares may also be paid by delivery of previously owned shares of Series C Preferred Stock, properly endorsed for transfer to the Corporation. The holder of an option shall not have any of the rights of a shareholder with respect to the shares covered by his option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation) upon the purchase of such shares upon exercise of the option.
     10. CONSIDERATION. The nature of the consideration flowing to the Corporation in respect of each option granted under the Plan as well as the conditions, if any, which it may deem appropriate to assure that such consideration shall be received by, or accrue to, the Corporation shall be those determined by the Board of Directors of Faircom and specified in such option. The


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consideration specified in any option may be different from the consideration specified in any other option, whether granted at the same or a different time.

        11. EXERCISE UPON CESSATION OF EMPLOYMENT. The right of a holder of an option to exercise such option shall terminate immediately upon termination of employment except, as to a non-ISO only, if the Board of Directors of Faircom has, in its discretion, otherwise determined.

        However, if the holder of an option ceases to be an employee by reason of retirement or permanent disability, then, except as provided in the option agreement or unless the Board of Directors shall otherwise determine, such option may be exercised to the extent the holder would have been entitled to exercise the option on the day next preceding the date of such cessation of employment, at any time within three months after such cessation, at the end of which period the option shall terminate. Such period shall in no event extend the date of exercise of the option beyond the term thereof as provided in
Section 6.

        If the holder of an option dies while an employee of the Corporation or a subsidiary, such option may be exercised, to the extent the holder would have been entitled under Section 9 hereof to exercise the option on the date of his death, by the estate of such deceased holder, or by the person or persons who acquire the right to exercise such option by bequest or inheritance or by reason of the death of such holder, at any time within one year after his death, or within such shorter period of time as shall be prescribed in the option agreement or by the Board of Directors, at the end of which period such option shall terminate. Such period shall in no event extend the date of exercise of the option beyond the term thereof as provided in Section 6.

        Option agreements may contain such provisions as the Board of Directors shall approve with reference to the effect of approved leaves of absence; provided, however, that such provisions shall


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in no event extend the date of exercise of the option beyond the term thereof as provided in Section 6.
     12. ADJUSTMENTS. Options granted under the Plan shall contain such uniform provisions as the Board of Directors shall, in its sole judgment, determine for adjustment of the number and class of the shares covered thereby, or of the option prices (but not below the par value of the Series C Preferred Stock), or both, to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, or other similar changes or transactions, of or by the Corporation. In any such event the aggregate number and class of shares available for issuance under the Plan shall be appropriately adjusted and all of the provisions of the Plan with respect to the number and class of shares so available shall likewise be adjusted; provided, however, that any such adjustment shall be made so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.
     13. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the Merger Date.
     14. TIME OF GRANTING OPTIONS. The date of grant of an option under the Plan shall, for all purposes, be the grant date of the Faircom Option held by the Eligible Participant.
     15. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate, with respect to ISOS, ten years from the Merger Date. Prior thereto, the Board of Directors may terminate the Plan at any time; provided, however, that any such termination shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.
     The Board of Directors from time to time may make such modifications or amendments of the Plan and, with the consent of the holder of an option, of the terms and conditions of his option, as it shall deem advisable, but may not, without further approval of the shareholders of the Corpora-


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tion, except as provided in Section 12 hereof, (a) increase the maximum number of shares of Series C Preferred Stock which shall be available and reserved for issue under the Plan, (b) increase the aggregate fair market value of shares of Series C Preferred Stock which may be issued upon exercise of ISOs under the Plan to any one employee, (c) decrease the option price per share issuable upon the exercise of an option granted hereunder, or (d) extend the term of the Plan with respect to ISOs beyond the period provided in this paragraph.
     Neither the termination nor any modifications or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.
     16. TERMINATION OF RIGHT OF ACTION. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or a subsidiary or by any shareholder of the Corporation or a subsidiary against any past, present or future member of the Board of Directors or against any employee, or by an employee (past, present or future) against the Corporation shall, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect to which such right of action is alleged to have arisen.
     17. GOVERNING LAW. To the extent permissible under the Employee Retirement Security Income Act of 1974, as amended, the laws of the State of Ohio shall govern any dispute or interpretation of this Plan.